Exhibit 99.1 Press Release dated November 2, 2004


   QSI Selected by Southern California manufacturer to Deploy Document Imaging and Workflow Solutions to Streamline Accounts Payable and Order Entry Processes


Huntington Beach, CA, November 2, 2004 - Quintek Services, Inc. (OTCBB: QTEK) a leading provider of Enterprise Content Management (ECM) solutions, today announced the deployment of the EMC Legato (NYSE: EMC) "Order Entry" and "A/P" Workflow Automation solutions to a major Southern California manufacturer. The company entered into an agreement with QSI last week to provide $175,000 in software, hardware and services over the next 60 days. Legato's Web Xtender and Workflow Xtender Software help the company automate and streamline its paper-intensive processes. The QSI solution is intended to help increase operational efficiency by providing the ability to scan, index, store and manage electronic documents.

Prior to selecting QSI's offerings, the company processed invoices manually, passing hard copy paperwork from desk to desk. By implementing EMC Legato's Business Process software, these services will be completely automated. Once a document or form is submitted electronically into the system, it can be routed electronically to the appropriate individuals for approval as defined by the business process. This automated process will improve accuracy, decrease cycle times and allow for increased visibility into any vendor payment status.

Bob Brownell, President of QSI stated, "QSI and EMC Legato intend to provide our client with a solution that will effectively manage its complex needs, adjust to meet changing requirements and be easily maintained. The goal is to unite business processes for streamlined service delivery, provide greater operational efficiencies, labor cost reductions, productivity improvements and substantial enhancements in customer service."
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About QSI

QSI delivers Business Process Outsourcing (BPO) services and Information Lifecycle Management (ILM) solutions to document intensive industries such as government, public utilities, healthcare, insurance, financial, legal, telecommunications and manufacturing. The solutions and services the Company provides enable organizations to secure and manage their information and document business processes more efficiently. The Aberdeen Group, a provider of IT market intelligence, forecasts 13 percent annual growth for the BPO industry through 2005, when the market is projected to reach $248 billion.

"Safe-Harbor"  Statement Under the Private  Securities  Litigation Reform Act of
1995

This press release contains  forward-looking  information  within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements regarding potential sales, the success of the company's business, as well as statements that include the word "believe" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Quintek to differ materially from those implied or expressed by such forward-looking statements. Such factors include, among others, the risk factors included in Quintek's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004 and any subsequent reports filed with the SEC under the Exchange Act. This press release speaks as of the date first set forth above and Quintek assumes no responsibility to update the information included herein for events occurring after the date hereof. Actual results could differ materially from those anticipated due to factors such as the lack of capital, timely development of products, inability to deliver products when ordered, inability of potential customers to pay for ordered products, and political and economic risks inherent in international trade.

SOURCE:  Quintek Technologies, Inc.

Quintek Technologies

Andrew Haag
Chief Financial Officer
(805) 383-3914 ext. 14
ahaag@quintek.com

     Investor Relations

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